UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 24, 2007
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition.

On July 24, 2007, the registrant issued the following press release announcing financial results for the second quarter ended June 30, 2007:

NEWS RELEASE
CONTACTS:	Kevin F. Mahoney Vice President, Finance and Chief Financial Officer 401-335-8470
Integrated Corporate Relations James Palczynski/David Griffith 203-682-8200

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY REPORTS A DOUBLE DIGIT INCREASE IN

SECOND QUARTER 2007 SALES

Quarterly Earnings Per Share more than doubled

Earnings Guidance raised to high end of $0.37-$0.40 range

Lincoln, RI - July 24, 2007 - A.T. Cross Company (AMEX: ATX) today announced financial results for the second quarter and six months ended June 30, 2007.

Second Quarter Results

Consolidated sales for the second quarter of 2007 increased 12.2% to $36.5 million compared to $32.5 million in the second quarter of 2006. Global writing instruments and accessories revenue was $23.9 million, up 1.1% compared to the same period last year. The Company's optical segment, comprised of Costa Del Mar, had a second quarter sales increase of 41.8% to $12.6 million, compared to the same period last year.

Gross margin in the second quarter increased 160 basis points to 56.1%, compared to 54.5% in last year's second quarter, as both segments reported improvements from the prior year's second quarter. Operating expenses were $18.6 million, or 50.9% of sales in the quarter, versus $17.0 million, or 52.4% of sales for the same period a year ago. Consolidated operating income in the second quarter was $1.9 million, a $1.2 million improvement compared to the operating profit of $0.7 million in the second quarter of 2006.

Net income for the quarter was $1.0 million, or $0.07 per share, compared to net income of $0.4 million, or $0.03 per share, last year.

David G. Whalen, President and Chief Executive Officer of A.T. Cross said, "A.T. Cross continued to build on the strong financial results of the first quarter. We view the second quarter as the one where Costa Del Mar must perform well in its peak season and the Cross Writing Instrument and Accessory business must continue its drive to prepare for the critical September to December period. Our financial results indicate that both of these goals were accomplished."

Six-Month Results

Consolidated sales in the first half of 2007 increased 11.2% to $69.0 million compared to $62.1 million in 2006. Global writing instrument and accessory revenue was $48.6 million, up 2.9% compared to the same period last year. Costa Del Mar's net sales increased 37.7% to $20.4 million compared to the same period last year.

Year to date net income was $1.1 million or $0.07 per share, compared to net income of $0.3 million or $0.02 per share, last year.

Guidance

Costa Del Mar excelled in its peak season and the Cross writing instrument and accessory segment is poised for a successful September to December period. As a result, the Company is raising its 2007 revenue guidance from mid single digit growth to high single digit growth and is now targeting 2007 earnings per share at the high end of its $0.37-$0.40 range.

Conference Call

The Company's management will host a conference call today, July 24, 2007 at 4:30 p.m. Eastern Time. Parties interested in participating in the conference call may dial-in at (800) 811-8845, while international callers may dial-in at (913) 981-4905. A live webcast of the call will be accessible on the Company's website at www.cross.com or www.viavid.net. The webcast will be archived for 30 days on these sites, while a telephone replay of the call will be available beginning at 6:30 p.m. Eastern Time on July 24, 2007 through July 31, 2007 at (888) 203-1112 or (719) 457-0820 for international callers, and entering the pass code of 1460522.

About A.T. Cross Company

Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. Cross products, including award-winning quality writing instruments, leather goods, timepieces, and business accessories and Costa Del Mar sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross website at www.cross.com and the Costa Del Mar website at www.costadelmar.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to the expected revenue and earnings growth for the Writing Instrument and Accessory segment of the business.) In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including but not limited to consumers' and retailers' reaction to the Company's existing and new writing instrument and accessory products, retailers' support for the Company's merchandising initiatives, and the ability of the Company to match forecasts and production with consumer demand, and are not guarantees since there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements. The information contained in this document is as of July 24, 2007. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

(Tables to follow)

A. T. CROSS COMPANY
CONSOLIDATED SUMMARY OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

	Net sales	$36,476	$32,509	$69,048	$62,071
	Cost of goods sold	16,022	14,777	30,222	28,658
	Gross Profit	20,454	17,732	38,826	33,413
	Selling, general and administrative expenses	16,462	14,596	32,341	28,148
	Service and distribution costs	1,335	1,607	2,789	2,816
	Research and development expenses	636	598	1,235	1,131
	Restructuring charges	143	239	295	817
	Operating Income	1,878	692	2,166	501
	Interest and other (expense) income	(226)	14	(266)	(13)
	Income Before Income Taxes	1,652	706	1,900	488
	Income tax provision	662	297	787	208
	Net Income	$ 990	$ 409	$ 1,113	$ 280

	Basic and diluted net income per share	$0.07	$ 0.03	$0.07	$0.02

	Weighted average shares outstanding	14,940	14,699	14,848	14,692

		Three Months Ended		Six Months Ended
		June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Segment Data:	Writing Instruments & Accessories
	Net Sales	$23,906	$23,646	$48,599	$47,216
	Operating Loss	(1,343)	(1,326)	(1,710)	(2,439)
	Interest and Other (Expense) Income	(197)	15	(237)	(11)
	Loss Before Income Taxes	(1,540)	(1,311)	(1,947)	(2,450)

Segment Data:	Optical
	Net Sales	$12,570	$ 8,863	$20,449	$14,855
	Operating Income	3,221	2,018	3,876	2,940
	Interest and Other Expense	(29)	(1)	(29)	(2)
	Income Before Income Taxes	3,192	2,017	3,847	2,938

		Three Months Ended		Six Months Ended
		June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
	Writing Instruments & Accessories Sales Data:
	Americas	$10,277	$11,408	$20,412	$21,194
	Europe, Middle East and Africa	8,507	7,455	17,014	15,151
	Asia Pacific	4,452	4,275	9,572	9,662
	Other	670	508	1,601	1,209
	Total Net Sales	$23,906	$23,646	$48,599	$47,216

A. T. CROSS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	June 30, 2007	July 1, 2006
Assets
Cash and cash equivalents	$ 13,808	$ 10,592
Accounts receivable	24,091	22,432
Inventories	33,366	22,962
Deferred income taxes	5,095	6,346
Other current assets	6,141	4,869
Total Current Assets	82,501	67,201

Property, plant and equipment, net	14,492	20,642
Goodwill	7,288	7,288
Intangibles and other assets	5,455	5,265
Deferred income taxes	8,748	5,058

Total Assets	$118,484	$105,454

Liabilities and Shareholders' Equity
Accounts payable and other current liabilities	$ 21,307	$ 18.849
Retirement plan obligations	2,178	2,056
Total Current Liabilities	23,485	20,905

Retirement plan obligations	7,205	10,137
Deferred gain on sale of real estate	4,562	0
Long-term debt, less current maturities	3,487	4,950
Other long-term liabilities	2,829	0
Accrued warranty costs	1,308	1,478
Shareholders' equity	75,608	67,984

Total Liabilities and Shareholders' Equity	$118,484	$105,454

For information at A.T. Cross contact:
Kevin F. Mahoney
Vice President, Finance and Chief Financial Officer
(401) 335-8470
kmahoney@cross.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: July 24, 2007	KEVIN F. MAHONEY (Kevin F. Mahoney) Vice President, Finance Chief Financial Officer